UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2007
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN	333-28751	39-1580331

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement and Restricted Stock Grant
Amendment No. 1 to the 2003 Severance and Change of Control Plan
Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2007, the Board of Directors of Neenah Foundry Company (“Neenah”) elected Robert E. Ostendorf, Jr., as President and Chief Executive Officer of Neenah, effective as of the date that Mr. Ostendorf commences employment with the Company. Mr. Ostendorf was also elected as President and Chief Executive Officer of Neenah’s indirect parent, ACP Holding Company, a Delaware corporation (“ACP”), and Neenah’s direct parent, NFC Castings, Inc., a Delaware corporation (“NFC,” and together with Neenah and ACP, the “Company”), effective as of the date that Mr. Ostendorf commences employment with the Company. Mr. Ostendorf is expected to commence employment with the Company no later than July 2, 2007.
Mr. Ostendorf succeeds William M. Barrett, who, as previously announced, will transition into the role of Executive Chairman of the Company effective as of the date that Mr. Ostendorf commences employment with the Company.. Mr. Barrett will retain his position as Chairman of the Board, and in his new role of Executive Chairman he will remain actively involved in helping to develop corporate strategy, maintaining key relationships with suppliers and investors, and focusing on specific projects and assignments. The Board also expanded the total number of directors to seven and elected Mr. Ostendorf to the new seat on the Company’s Board of Directors, effective as of the date that Mr. Ostendorf commences employment with the Company. Mr. Ostendorf’s term as a director will expire at the 2008 annual meeting of stockholders.
A copy of the press release announcing the election of Mr. Ostendorf as President and Chief Executive Officer of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Employment Agreement with Mr. Ostendorf
On June 5, 2007, in connection with his election as President and Chief Executive Officer, the Company entered into an Employment Agreement and Restricted Stock Grant (the “Employment Agreement”) with Mr. Ostendorf. Mr. Ostendorf’s duties and responsibilities as President and Chief Executive Officer will be those that are customary to the office. Pursuant to the Employment Agreement, the Company has agreed to provide Mr. Ostendorf with the following annual compensation: (i) a base salary of $450,000, with future increases subject to review by the Company’s compensation committee (“Annual Base Salary”); (ii) participation in the Company’s annual incentive plan, with an annual cash target award of 50% of Annual Base Salary (paid at target and prorated for the fiscal year ending September 30, 2007); and (iii) a grant of 250,000 restricted shares of ACP common stock, which vest over a two year period. The Employment Agreement entitles Mr. Ostendorf to certain termination payments in the event of termination pursuant to the Company’s 2003 Severance and Change of Control Plan (the “Plan”). On June 5, 2007, the Board of Directors approved amendments to the Plan, including the definition of “Change of Control” contained in the Plan and the period following a Change of Control during which a participant is entitled to receive a Change of Control Payment upon termination of employment without Cause or resignation for Good Reason.
Prior to his election as President and Chief Executive Officer of the Company, Mr. Ostendorf was Chief Executive Officer of Amcan Consolidated Technologies Corp., a cast component supplier to the automotive industry, which position he has held since 2004. Prior to joining Amcan, Mr. Ostendorf, age 56, served as the President of Morgan Corporation, a national leader in manufacturing, servicing, and supporting delivery truck bodies, since 1999. Mr. Ostendorf also serves on the board of directors of Honsel International Technologies.
A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Plan and the amendments to the Plan are filed as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement and Restricted Stock Grant by and among Neenah Foundry Company, ACP Holding Company and Robert E. Ostendorf, Jr.

10.2	Neenah Foundry Company 2003 Severance and Change of Control Plan (incorporated by reference to Exhibit 10.19 to Neenah Foundry Company’s Form S-4 Registration Statement (File No. 333-111008) filed on December 8, 2003)

10.3	Amendment No. 1 to the Neenah Foundry Company 2003 Severance and Change of Control Plan

99.1	Press Release, dated June 5, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH FOUNDRY COMPANY
Date: June 5, 2007	/s/ Gary W. LaChey
	Name:	Gary W. LaChey
	Title:	Corporate Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement and Restricted Stock Grant by and among Neenah Foundry Company, ACP Holding Company and Robert E. Ostendorf, Jr.

10.2	Neenah Foundry Company 2003 Severance and Change of Control Plan (incorporated by reference to Exhibit 10.19 to Neenah Foundry Company’s Form S-4 Registration Statement (File No. 333-111008) filed on December 8, 2003)

10.3	Amendment No. 1 to the Neenah Foundry Company 2003 Severance and Change of Control Plan

99.1	Press Release, dated June 5, 2007

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